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                                                                       EXHIBIT 5

                               December 17, 1996

PNC Bank Corp.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-8 ("Registration Statement") of PNC Bank Corp. (the "Corporation") related to the registration of $25,000,000 of deferred compensation obligations (the "Deferred Compensation Obligations") and an indeterminate amount of interests of participation offered pursuant to the PNC Bank Corp. Supplemental Incentive Savings Plan, as amended (the "Supplemental Incentive Plan"), and $25,000,000 of Deferred Compensation Obligations and an indeterminate amount of interests of participation offered pursuant to the PNC Bank Corp. and Affiliates Deferred Compensation Plan (the "Deferred Compensation Plan").

     I am Senior Counsel to the Corporation and, in such capacity, I have been requested to furnish an opinion to be included as Exhibit 5 to the Registration Statement. In conjunction with the furnishing of this opinion, I have examined the Corporation's Articles of Incorporation and By-laws, each as amended to date, the Registration Statement, the Supplemental Incentive Plan, the Deferred Compensation Plan, and such other corporate documents and have made such investigation of matters of fact and law as I have deemed necessary to render this opinion.

     In making such examination and rendering the opinions set forth below, I have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to me as originals; and (iii) the conformity of originals of all documents submitted to me as certified, telecopied, photostated or reproduced copies and the authenticity of all originals of such documents.

     I am admitted to practice law in the Commonwealth of Pennsylvania and do not purport to be an expert on or to express any opinion on any laws other than the laws of the Commonwealth of Pennsylvania and the federal securities laws of the United States of America. This opinion speaks as of today's date and is limited to present statutes, regulations and judicial interpretations. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise or should either the


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Supplemental Incentive Plan or the Deferred Compensation Plan be amended or modified.

     Based on the foregoing, I am of the opinion that:

     (i) the Deferred Compensation Obligations, when issued by the Corporation in the manner provided pursuant to the Supplemental Incentive Plan, will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with the terms of the Supplemental Incentive Plan, subject, as to enforcement, (x) to bankruptcy, insolvency, reorganization, readjustment of debt, arrangement, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights generally, and (y) to general principles of equity, whether such enforcement is considered in a proceeding at equity or at law; and

     (ii) the Deferred Compensation Obligations, when issued by the Corporation in the manner provided pursuant to the Deferred Compensation Plan, will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with the terms of the Deferred Compensation Plan, subject, as to enforcement, (x) to bankruptcy, insolvency, reorganization, readjustment of debt, arrangement, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights generally, and (y) to general principles of equity, whether such enforcement is considered in a proceeding at equity or at law.

     I consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                Very truly yours,

                                                /s/ MELANIE S. CIBIK
                                                ------------------------
                                                Melanie S. Cibik, Esq.
                                                Senior Counsel